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EXHIBIT 23-C CONSENT OF AUSTIN ASSOCIATES, INC.


                        CONSENT OF INVESTMENT BANKER

We hereby consent to the discussion relative to our opinion delivered to the Board of Directors of Wayne Bancorp, Inc. in connection with its proposed acquisition of Chippewa Valley Bancshares, Inc. in the Proxy Statement-Prospectus included in Wayne Bancorp, Inc.'s Registration Statement on Form S-4 under the heading "Opinion of Wayne's Financial Advisor," to the references to our firm in such Proxy Statement-Prospectus and to the inclusion of such opinion as an Appendix to the Proxy Statement and Prospectus.


                                        /s/ Austin Associates, Inc.
                                        ---------------------------
                                        Austin Associates, Inc..

Toledo, Ohio
December 15, 1997